Exhibit 99.1

IDT Corporation Reports Record Second Quarter 2025 Results

Record levels of gross profit +16%; income from operations +77%; Adjusted EBITDA* +56%

GAAP EPS increased to $0.80 from $0.57; Non-GAAP EPS* increased to $0.84 from $0.67

IDT raised its quarterly dividend 20% to 6 cents

NEWARK, NJ — March 6, 2025: IDT Corporation (NYSE: IDT), a global provider of fintech, cloud communications, and traditional communications solutions, today reported results for its second quarter fiscal year 2025, the three months ended January 31, 2025.

SECOND QUARTER HIGHLIGHTS

(Throughout this release, unless otherwise noted, results for the second quarter of fiscal year 2025 (2Q25) are compared to the second quarter of fiscal year 2024 (2Q24). All earnings per share (EPS) and other ‘per share’ results are per diluted share.

●	Key Businesses / Segments

○	NRS

■	Recurring revenue**: +32% to $31.6 million;
■	Income from operations: +71% to $9.1 million;
■	Adjusted EBITDA: +65% to $10.1 million;
■	‘Rule of 40’ score**: 55

o	BOSS Money / Fintech segment

■	BOSS Money transactions: +36% to 5.7 million;
■	BOSS Money revenue: +34% to $33.5 million;
■	Fintech segment gross profit: +35% to $21.7 million;
■	Fintech segment income from operations: increased to $3.1 million from a loss of $(0.7) million;
■	Fintech segment Adjusted EBITDA: increased to $3.9 million from a loss of $(12) thousand;

o	net2phone

■	Subscription revenue**: +9% to $21.0 million (+14% on a constant currency basis);
■	Income from operations: increased to $1.1 million from $0.4 million;
■	Adjusted EBITDA: +55% to $2.9 million;

o	Traditional Communications

■	Gross profit: +2% to $43.1 million;
■	Income from operations: +24% to $18.1 million;
■	Adjusted EBITDA: +19% to $20.2 million;

1

●	IDT Consolidated

○	Revenue: +2% to $303.3 million;
○	Gross profit (GP) / margin: GP +16% to $112 million; GP margin +420 bps to 37.0%;
○	Income from operations: +77% to $28.3 million;
○	Net income attributable to IDT: +41% to $20.3 million;
○	GAAP EPS: Increased to $0.80 from $0.57;
○	Non-GAAP net income: +26% to $21.3 million;
○	Non-GAAP EPS: Increased to $0.84 from $0.67;
○	Adjusted EBITDA: +56% to $34.0 million;
○	CapEx: +6% to $4.8 million;
○	Stock buyback: Repurchased 179,338 shares of IDT Class B common stock in market transactions during 2Q25 for $8.5 million at an average share price of $47.59;
○	Common stock dividend: IDT increased its quarterly dividend from $0.05 to $0.06.

REMARKS BY SHMUEL JONAS, CEO

“IDT had a strong second quarter led by NRS and BOSS Money, and supported by robust results from our Traditional Communications segment, which increased its cash generation for the third consecutive quarter. On a consolidated basis, we again generated record levels of gross profit, income from operations, and Adjusted EBITDA.

“NRS continued to deepen its penetration of the independent retailer market. We are now launching new features and functionalities that increase the value of our solution for retailers and will help us to drive additional growth.

“BOSS Money delivered another quarter of strong year-over-year transaction and revenue growth. In the second quarter, we continued to focus on improving the margin contribution, particularly in our retail channel, and that effort helped to boost our Fintech segment’s gross profit and Adjusted EBITDA less CapEx to record levels.

“net2phone continued its expansion led by further growth in the U.S. market. We are especially excited about last week’s launch of net2phone’s virtual AI agent. It has been very well received by our internal BOSS and NRS teams that are using it with great success to enhance the quality and consistency of customer interactions while reducing costs. We are confident that net2phone clients will find that it provides them with great value right out of the gate. Moreover, as they build with our AI agent, it will provide clients with increasingly sophisticated, tailored solutions that add value across disparate functions within their organizations.

“Our Traditional Communications segment increased Adjusted EBITDA for the third sequential quarter and surpassed $20 million for the first time since fiscal 2022.

“In light of our solid financial position and positive outlook, and mindful of the feedback we’ve received from our investors, we stepped up our repurchases of stock during the second quarter and have increased our regular quarterly dividend by 20%.”

2

2Q25 RESULTS BY SEGMENT

(For all periods presented, capital expenditures (CapEx), previously provided on a consolidated basis, is now also provided for each business segment.)

National Retail Solutions (NRS)

National Retail Solutions (NRS) (Terminals and accounts at end of period. $ in millions, except for average revenue per terminal)
	2Q25	1Q25	2Q24	2Q25-2Q24 (% Δ)
Terminals and payment processing accounts
Active POS terminals	34,800	33,100	28,700	+21%
Payment processing accounts	23,900	22,700	18,200	+32%

Recurring revenue
Merchant Services & Other	$18.1	$17.2	$12.5	+45%
Advertising & Data	$10.0	$8.5	$8.7	+15%
SaaS Fees	$3.5	$3.3	$2.7	+30%
Total recurring revenue	$31.6	$28.9	$23.9	+32%
POS terminal sales	$1.3	$1.4	$1.3	+2%
Total revenue	$33.0	$30.4	$25.2	+31%

Monthly average recurring revenue per terminal**	$310	$295	$285	+9%

Gross profit	$30.3	$27.6	$22.5	+35%
Gross profit margin	91.8%	91.0%	89.1%	+270 bps
Technology & development	$2.2	$2.0	$1.9	+14%
SG&A	$19.0	$19.0	$15.2	+25%
Income from operations	$9.1	$6.6	$5.3	+71%
Adjusted EBITDA	$10.1	$7.6	$6.1	+65%
CapEx	$0.9	$1.2	$1.0	(4)%

NRS Take-Aways / Updates:

●	NRS added approximately 1,700 net active terminals and approximately 1,200 net payment processing accounts during 2Q25. Net active terminal additions included the impact of approximately 300 terminals operating in seasonal stores that suspended operations following the quarter close.

●	The 45% year-over-year increase in Merchant Services & Other revenue was driven by the growth in payment processing accounts, and higher merchant services revenue per account, driven in part by the increased percentage of retail transactions paid with a credit or debit card.

●	The 30% year-over-year increase in SaaS Fees revenue reflects the growth of net active terminals and migration of retailers to premium SaaS plans.

3

Fintech

Fintech (Transactions in millions. $ in millions, except for average revenue per transaction)
	2Q25	1Q25	2Q24	2Q25-2Q24 (% Δ, $)
BOSS Money transactions	5.7	5.6	4.2	+36%

Fintech Revenue
BOSS Money	$33.5	$33.7	$25.0	+34%
Other	$3.3	$3.4	$2.9	+13%
Total Revenue	$36.8	$37.1	$28.0	+32%

Average revenue per BOSS Money transaction**	$5.87	$6.01	$5.98	$(0.11)

Gross profit	$21.7	$21.6	$16.1	+35%
Gross profit margin	58.9%	58.2%	57.5%	140 bps
Technology & development	$2.3	$2.3	$2.5	(8)%
SG&A	$16.3	$16.1	$14.3	+14%
Income (loss) from operations	$3.1	$3.2	$(0.7)	+$3.8
Adjusted EBITDA	$3.9	$4.0	$0	+$3.9
CapEx	$0.8	$1.1	$0.8	+1%

Fintech Take-Aways:

●	The 36% increase in BOSS Money transactions reflected a 40% year-over-year increase in digital transactions and a 22% increase in retail transactions.

●	BOSS Money revenue increased 34% year-over-year driven by a 38% year-over-year increase in digital channel revenue. The 1% sequential decrease in revenue reflected BOSS Money’s continued focus on expanding per-transaction margins, particularly at retail, which boosted gross profit while dampening transaction volume growth and revenue.

●	The strong increases in the Fintech segment’s income from operations and Adjusted EBITDA were driven by BOSS Money revenue growth, higher margins on BOSS Money transactions and improved operating leverage as the business continues to scale.

●	BOSS Money continued to expand to new destinations during 2Q25 (Venezuela and Eritrea) with Brazil expected to come online in 3Q25. BOSS Money also launched debit card payment capabilities at BOSS Money retailers across the U.S. and continued to build out its already extensive payout network in key destination markets.

4

net2phone

net2phone (Seats in thousands at end of period. $ in millions)
	2Q25	1Q25	2Q24	2Q25-2Q24 (% Δ, $)
Seats**	410	406	375	+9%

Revenue
Subscription revenue	$21.0	$21.0	$19.3	+9%
Other revenue	$0.5	$0.6	$1.0	(54)%
Total Revenue	$21.5	$21.6	$20.4	+6%

Gross profit	$17.0	$17.1	$16.1	+6%
Gross profit margin	79.2%	79.0%	78.9%	20 bps
Technology & development	$2.8	$3.0	$2.6	+5%
SG&A	$13.0	$13.1	$13.1	(1)%
Income from operations	$1.1	$1.0	$0.4	+201%
Adjusted EBITDA	$2.9	$2.5	$1.8	+55%
CapEx	$1.8	$1.6	$1.4	+28%

net2phone Take-Aways:

●	The 9% year over year increase in total seats served was powered by continued expansion in key markets led by the U.S., Brazil, and Mexico. CCaaS seats served increased by 10% year-over year.

●	Subscription revenue increased by 9% year-over-year. The increase reflected net seat growth and increased subscription revenue per seat** in the U.S., offset by the negative FX impact of a strengthened U.S. dollar versus local currencies in net2phone’s key Latin American markets. On a constant currency basis, subscription revenue increased by 14% year over year.

●	Operating margin** increased to 5% from 2% in 2Q24, and Adjusted EBITDA margin** increased to 13% from 9% in 2Q24. Additional steady margin improvement remains a key strategic focus.

●	Following the quarter close, net2phone launched its AI agent, a scalable virtual assistant providing exceptional customer experiences across sales, support, and administrative tasks.

5

Traditional Communications

Traditional Communications ($ in millions)
	2Q25	1Q25	2Q24	2Q25-2Q24 (% Δ)
Revenue
IDT Digital Payments	$101.6	$105.1	$99.7	+2%
BOSS Revolution	$53.3	$56.8	$66.7	(20)%
IDT Global	$51.3	$52.4	$48.7	+5%
Other	$5.9	$6.2	$7.5	(22)%
Total Revenue	$212.0	$220.5	$222.5	(5)%

Gross profit	$43.1	$41.3	$42.3	+2%
Gross profit margin	20.3%	18.8%	19.0%	+130 bps
Technology & development	$5.4	$5.5	$5.9	(9)%
SG&A	$19.4	$20.0	$21.4	(9)%
Income from operations	$18.1	$15.7	$14.6	+24%
Adjusted EBITDA	$20.2	$17.8	$17.0	+19%
CapEx	$1.2	$1.4	$1.4	(8)%

Take-Aways:

●	IDT Global continues to mitigate the impacts of the ongoing industry-wide declines in paid-minute voice through a traffic mix shift to higher margin routes, new service offerings, and operational efficiencies.

●	For the third consecutive quarter, Traditional Communications’ income from operations and Adjusted EBITDA both increased sequentially. In 2Q25, the increases were driven by increasing gross profit contributions from each of the three major lines of business, as well as by continued efforts to streamline operations and remove costs.

OTHER FINANCIAL RESULTS

Consolidated results for all periods presented include corporate overhead. In 2Q25, Corporate G&A expense decreased to $3.0 million from $3.2 million in 2Q24.

As of January 31, 2025, IDT held $171.1 million in cash, cash equivalents, debt securities, and current equity investments. Also at January 31, 2025, current assets totaled $462.1 million and current liabilities totaled $278.2 million. The Company had no outstanding debt at the quarter end.

Net cash provided by operating activities decreased to $20.2 million in 2Q25 from $28.4 million in 2Q24. Exclusive of changes in customer funds deposits at IDT’s Fintech segment, net cash provided by operating activities decreased to $7.3 million in 2Q25 from $25.4 million in 2Q24. This decrease predominantly reflects the timing of payments made by IDT to cover anticipated BOSS Money disbursement prefunding.

Capital expenditures increased to $4.8 million in 2Q25 from $4.6 million in 2Q24.

6

IDT EARNINGS ANNOUNCEMENT INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (https://www.idt.net/investors-and-media) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM Eastern today with management’s discussion of results followed by Q&A with investors. To listen to the call and participate in the Q&A, dial 1-888-506-0062 (toll-free from the US) or 1-973-528-0011 (international) and provide the following access code: 145736.

A replay of the conference call will be available approximately three hours after the call concludes through March 20, 2025. To access the call replay, dial 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and provide this replay passcode: 51975. The replay will also be accessible via streaming audio at the IDT investor relations website.

NOTES

*Adjusted EBITDA and Non-GAAP EPS are Non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures later in this release for an explanation of these terms and their respective reconciliations to the most directly comparable GAAP measures.

**See ‘Explanation of Key Performance Metrics’ at the end of this release.

ABOUT IDT CORPORATION

IDT Corporation (NYSE: IDT) is a global provider of fintech and communications solutions through a portfolio of synergistic businesses: National Retail Solutions (NRS), through its point-of-sale (POS) platform, enables independent retailers to operate more effectively while providing advertisers and marketers with unprecedented reach into underserved consumer markets; BOSS Money facilitates innovative international remittances and fintech payments solutions; net2phone provides enterprises and organizations with intelligently integrated cloud communications and contact center services across channels and devices; IDT Digital Payments and the BOSS Revolution calling service make sharing prepaid products and services and speaking with friends and family around the world convenient and reliable; and, IDT Global and IDT Express enable communications services to provision and manage international voice and SMS messaging.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

CONTACT

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

7

IDT CORPORATION

CONSOLIDATED BALANCE SHEETS

	January 31, 2025	July 31, 2024
	(Unaudited)
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$142,152	$164,557
Restricted cash and cash equivalents	105,554	90,899
Debt securities	23,852	23,438
Equity investments	5,091	5,009
Trade accounts receivable, net of allowance for credit losses of $7,295 at January 31, 2025 and $6,352 at July 31, 2024	45,127	42,215
Settlement assets, net of reserve of $1,804 at January 31, 2025 and $1,866 at July 31, 2024	41,779	22,186
Disbursement prefunding	57,676	30,736
Prepaid expenses	15,989	17,558
Other current assets	24,914	25,927

Total current assets	462,134	422,525
Property, plant, and equipment, net	38,380	38,652
Goodwill	26,149	26,288
Other intangibles, net	5,583	6,285
Equity investments	6,748	6,518
Operating lease right-of-use assets	2,498	3,273
Deferred income tax assets, net	22,333	35,008
Other assets	11,903	11,546

Total assets	$575,728	$550,095

Liabilities, redeemable noncontrolling interest, and equity
Current liabilities:
Trade accounts payable	$22,482	$24,773
Accrued expenses	89,472	103,176
Deferred revenue	28,384	30,364
Customer funds deposits	104,720	91,893
Settlement liabilities	16,975	12,764
Other current liabilities	16,157	16,374

Total current liabilities	278,190	279,344
Operating lease liabilities	1,349	1,533
Other liabilities	1,093	2,662

Total liabilities	280,632	283,539
Commitments and contingencies
Redeemable noncontrolling interest	11,228	10,901
Equity:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at January 31, 2025 and July 31, 2024	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 28,233 and 28,177 shares issued and 23,491 and 23,684 shares outstanding at January 31, 2025 and July 31, 2024, respectively	282	282
Additional paid-in capital	306,781	303,510
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 4,742 and 4,493 shares of Class B common stock at January 31, 2025 and July 31, 2024, respectively	(137,475)	(126,080)
Accumulated other comprehensive loss	(19,599)	(18,142)
Retained earnings	121,573	86,580

Total IDT Corporation stockholders’ equity	271,595	246,183
Noncontrolling interests	12,273	9,472

Total equity	283,868	255,655

Total liabilities, redeemable noncontrolling interest, and equity	$575,728	$550,095

8

IDT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2024	2025	2024
	(in thousands, except per share data)

Revenues	$303,349	$296,098	$612,915	$597,302
Direct cost of revenues	191,239	199,171	393,178	406,382
Gross profit	112,110	96,927	219,737	190,920
Operating expenses (gain):
Selling, general and administrative (i)	70,721	67,346	141,772	131,723
Technology and development (i)	12,612	12,925	25,372	25,335
Severance	233	345	410	869
Other operating expense (gain), net	227	294	227	(190)
Total operating expenses	83,793	80,910	167,781	157,737
Income from operations	28,317	16,017	51,956	33,183
Interest income, net	1,354	1,195	2,782	2,039
Other income (expense), net	207	2,534	(76)	(3,053)
Income before income taxes	29,878	19,746	54,662	32,169
Provision for income taxes	(7,665)	(3,992)	(13,967)	(7,939)
Net income	22,213	15,754	40,695	24,230
Net income attributable to noncontrolling interests	(1,944)	(1,329)	(3,178)	(2,146)
Net income attributable to IDT Corporation	$20,269	$14,425	$37,517	$22,084

Earnings per share attributable to IDT Corporation common stockholders:
Basic	$0.81	$0.57	$1.49	$0.88
Diluted	$0.80	$0.57	$1.48	$0.87

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,161	25,175	25,182	25,176
Diluted	25,324	25,317	25,343	25,297

(i) Stock-based compensation included in:

Selling, general and administrative expense	$768	$2,357	$1,602	$2,998
Technology and development expense	$95	$130	$172	$260

9

IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended January 31,
	2025	2024
	(in thousands)
Operating activities
Net income	$40,695	$24,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,490	10,146
Deferred income taxes	12,674	5,787
Provision for credit losses, doubtful accounts receivable, and reserve for settlement assets	2,472	1,696
Stock-based compensation	1,774	3,258
Other	1,077	2,829
Changes in assets and liabilities:
Trade accounts receivable	(4,978)	(7,040)
Settlement assets, disbursement prefunding, prepaid expenses, other current assets, and other assets	(46,244)	9,966
Trade accounts payable, accrued expenses, settlement liabilities, other current liabilities, and other liabilities	(11,844)	(6,200)
Customer funds deposits	15,701	15
Deferred revenue	(1,500)	(1,381)
Net cash provided by operating activities	20,317	43,306
Investing activities
Capital expenditures	(10,100)	(8,885)
Purchase of convertible preferred stock in equity method investment	(673)	(1,009)
Purchases of debt securities and equity investments	(15,997)	(19,357)
Proceeds from maturities and sales of debt securities and redemption of equity investments	16,751	31,231
Net cash (used in) provided by investing activities	(10,019)	1,980
Financing activities
Dividends paid	(2,524)	—
Distributions to noncontrolling interests	(50)	(59)
Proceeds from borrowings under revolving credit facility	24,534	30,588
Repayment of borrowings under revolving credit facility	(24,534)	(30,588)
Purchase of restricted shares of net2phone common stock	—	(3,558)
Proceeds from exercise of stock options	—	172
Repurchases of Class B common stock	(11,395)	(3,170)
Net cash used in financing activities	(13,969)	(6,615)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents	(4,079)	(3,182)
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(7,750)	35,489
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	255,456	198,823
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$247,706	$234,312
Supplemental Schedule of Non-Cash Financing Activities
Shares of the Company’s Class B common stock issued to an executive officer for bonus payment	$1,824	$—
Value of the Company’s Class B common stock exchanged for National Retail Solutions shares	$—	$6,254

10

*Reconciliation of Non-GAAP Financial Measures for the Second Quarter Fiscal 2025 and 2024

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed for 2Q25, 1Q25, and 2Q24, Adjusted EBITDA, and for 2Q25 and 2Q24, non-GAAP earnings per diluted share (Non-GAAP EPS). Adjusted EBITDA and Non-GAAP EPS are non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. The following explains these terms and their respective reconciliations to the most directly comparable GAAP measures

Generally, a non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of Non-GAAP EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares. IDT’s measure of non-GAAP net income starts with net income attributable to IDT in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expenses, and deducts other operating gains. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2025 and fiscal 2024 periods.

Management believes that IDT’s Adjusted EBITDA and Non-GAAP EPS are measures which provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA and Non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA and Non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

Other operating (expense) gain, net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA and Non-GAAP EPS. Other operating (expense) gain, net includes, among other items, legal fees net of insurance claims related to Straight Path Communications Inc.’s stockholders’ class action and gain from the write-off of a contingent consideration liability. From time-to-time, IDT may have gains or incur costs related to non-routine legal, tax, and other matters, however, these various items generally do not occur each quarter. IDT believes the gain and losses from these non-routine matters are not components of IDT’s or the relevant segment’s core operating results.

Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of Non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

Adjusted EBITDA and Non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA and Non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA and Non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, income (loss) from operations for IDT’s reportable segments and net income for IDT on a consolidated basis, and (b) for Non-GAAP EPS, diluted earnings per share.

11

IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communications	net2phone	NRS	Fintech	Corporate
Three Months Ended January 31, 2025 (2Q25)
Net income attributable to IDT Corporation	$20.3
Adjustments:
Net income attributable to noncontrolling interests	1.9
Net income	22.2
Provision for income taxes	7.7
Income before income taxes	29.9
Interest income, net	(1.4)
Other income, net	(0.2)
Income (loss) from operations	28.3	$18.1	$1.1	$9.1	$3.1	$(3.1)
Depreciation and amortization	5.2	1.9	1.6	1.0	0.8	-
Other operating expense, net	0.2	-	0.2	-	-	-
Severance	0.2	0.2	-	-	-	-
Adjusted EBITDA	$34.0	$20.2	$2.9	$10.1	$3.9	$(3.1)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communications	net2phone	NRS	Fintech	Corporate
Three Months Ended October 31, 2024 (1Q25)
Net income attributable to IDT Corporation	$17.2
Adjustments:
Net income attributable to noncontrolling interests	1.2
Net income	18.5
Provision for income taxes	6.3
Income before income taxes	24.8
Interest income, net	(1.4)
Other expense, net	0.3
Income (loss) from operations	23.6	$15.7	$1.0	$6.6	$3.2	$(2.9)
Depreciation and amortization	5.2	2.0	1.6	1.0	0.7	-
Severance	0.2	0.2	-	-	-	-
Adjusted EBITDA	$29.1	$17.8	$2.5	$7.6	$4.0	$(2.9)

	Total IDT Corporation	Traditional Communications	net2phone	NRS	Fintech	Corporate
Three Months Ended January 31, 2024 (2Q24)
Net income attributable to IDT Corporation	$14.4
Adjustments:
Net income attributable to noncontrolling interests	1.3
Net income	15.8
Provision for income taxes	4.0
Income before income taxes	19.7
Interest income, net	(1.2)
Other income, net	(2.5)
Income (loss) from operations	16.0	$14.6	$0.4	$5.3	$(0.7)	$(3.6)
Depreciation and amortization	5.1	2.0	1.6	0.8	0.7	-
Severance	0.3	0.3	-	-	-	-
Other operating expense (gain), net	0.3	-	(0.1)	-	-	0.4
Adjusted EBITDA	$21.8	$17.0	$1.8	$6.1	$-	$(3.2)

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IDT Corporation

Reconciliation of Earnings per share to Non-GAAP EPS

(unaudited) in millions, except per share data. Figures may not foot due to rounding to millions.

	2Q25	2Q24

Net income attributable to IDT Corporation	$20.3	$14.4
Adjustments (add) subtract:
Stock-based compensation	(0.9)	(2.5)
Severance expense	(0.2)	(0.3)
Other operating expense, net	(0.2)	(0.3)
Total adjustments	(1.3)	(3.1)
Income tax effect of total adjustments	(0.3)	(0.6)
	1.0	2.5
Non-GAAP net income	$21.3	$16.9

Earnings per share:
Basic	$0.81	$0.57
Total adjustments	0.03	0.10
Non-GAAP - basic	$0.84	$0.67

Weighted-average number of shares used in calculation of basic earnings per share	25.2	25.2

Diluted	$0.80	$0.57
Total adjustments	0.04	0.10
Non-GAAP - diluted	$0.84	$0.67

Weighted-average number of shares used in calculation of diluted earnings per share	25.3	25.3

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**Explanation of Key Performance Metrics

NRS’ recurring revenue is calculated by subtracting NRS’ revenue from POS terminal sales from its revenue in accordance with GAAP. NRS’ Monthly Average Recurring Revenue per Terminal is calculated by dividing NRS’ recurring revenue by the average number of active POS terminals during the period. The average number of active POS terminals is calculated by adding the beginning and ending number of active POS terminals during the period and dividing by two. NRS’ recurring revenue divided by the average number of active POS terminals is divided by three when the period is a fiscal quarter. Recurring revenue and Monthly Average Recurring Revenue per Terminal are useful for comparisons of NRS’ revenue and revenue per customer to prior periods and to competitors and others in the market, as well as for forecasting future revenue from the customer base.

The NRS ‘Rule of 40’ score is a metric used to evaluate the performance of SaaS providers. It postulates that a SaaS company’s growth rate when added to its free cash flow rate should equal or exceed 40 percent. For NRS, the ‘Rule of 40’ result for 2Q25 is computed by adding the growth rate of NRS’ recurring revenue for 2Q25 compared to 2Q24 to NRS’ Adjusted EBITDA less CapEx as a percentage of total NRS revenue for the twelve months ended January 31, 2025. The ‘Rule of 40’ is a common SaaS industry metric to assess a company’s balance between growth and profitability. A total above 40 is thought to indicate a healthy combination of expansion and financial stability, making it a useful tool for investors and management to gauge the potential for long-term success and make informed decisions about resource allocation and business strategy.

net2phone’s subscription revenue is calculated by subtracting net2phone’s equipment revenue and revenue generated by a legacy SIP trunking offering in Brazil from its revenue in accordance with GAAP. net2phone’s cloud communications and contact center offerings are priced on a per-seat basis, with customers paying based on the number of users in their organization. The number of seats served and subscription revenue trends and comparisons between periods are used in the analysis of net2phone’s revenues and direct cost of revenues and are strong indications of the top-line growth and performance of the business.

net2phone’s subscription revenue per seat is calculated by dividing net2phone’s subscription revenue, as defined in the preceding paragraph, by the average number of seats served during the period. The average number of seats served is calculated by adding the beginning and ending number of seats served and dividing by two. Subscription revenue per seat is the amount of revenue generated by each seat sold during the period. It provides a basis for pricing seat-based services, as well as for comparing performance in past periods and projecting future revenue, and for comparing the value of each seat served to competitors.

net2phone’s operating margin is calculated by dividing GAAP income from operations by GAAP revenue for the period indicated. Operating margin measures the percentage that each dollar of revenue contributes to profitability. Operating margin is useful for evaluating current period profitability relative to sales, for comparisons to prior period performance, for forecasting future income from operations levels based on projected levels of sales, and for comparing net2phone’s relative profitability to its competitors and peers.

net2phone’s Adjusted EBITDA margin is calculated by dividing net2phone’s Adjusted EBITDA, a Non-GAAP measure, by net2phone’s GAAP revenue for the comparable quarter or period. Adjusted EBITDA margin measures the percentage that each dollar of revenue contributes to profitability before interest, taxes, depreciation and amortization, and other adjustments as described in the Reconciliation of Non-GAAP Financial Measures. net2phone’s Adjusted EBITDA margin is useful for evaluating current period profitability relative to sales, for comparisons to prior period performance, for forecasting future Adjusted EBITDA levels based on projected levels of sales, and for comparing net2phone’s relative profitability to its competitors and peers.

BOSS Money’s Average Revenue per Transaction is calculated by dividing BOSS Money’s revenue in accordance with GAAP by the number of transactions during the period. Average Revenue per Transaction is useful for comparisons of BOSS Money’s revenue per transaction to prior periods and to competitors and others in the market, as well as for forecasting future revenue based on transaction trends.

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